KINETICS MUTUAL FUNDS, INC.
EIGHTH AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS EIGHTH AMENDMENT dated as of June 9, 2017, to the Fund Administration Servicing Agreement, dated as of January 1, 2002, as amended December 15, 2005, June 16, 2006, December 15, 2006, March 5, 2007, December 6, 2007, March 1, 2008 and December 18, 2009, is entered into by and between Kinetics Mutual Funds, Inc., a Maryland corporation (the “Corporation”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the Corporation and USBFS have entered into a Fund Administration Servicing Agreement dated as of January 1, 2002, as previously amended (the “Agreement”); and

WHEREAS, the Corporation and USBFS desire to amend the Agreement to add The Kinetics Spin-off and Corporate Restructuring Fund; and

WHEREAS, Section 6 of the Agreement allows for its amendment by a written instrument executed by the Corporation and USBFS.

NOW, THEREFORE, the Corporation and USBFS agree as follows:

Exhibit A, the current list of funds and fees in the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KINETICS MUTUAL FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jay Kesslen	By: /s/ Michael L. Ceccato
Name: Jay Kesslen	Name: Michael L. Ceccato
Title: Vice President	Title: Senior Vice President

Execution Version

Amended Exhibit A
to the Fund Administration Servicing Agreement – Kinetics Mutual Funds, Inc.
Administration Services – Annual Fee Schedule – Feeder Funds
Separate Series of Kinetics Mutual Funds, Inc. at June, 2017

Name of Series
The Internet Fund – No Load Class
The Internet Fund – Advisor Class A
The Internet Fund – Advisor Class C
The Internet Fund – Institutional Class
The Global Fund – No Load Class
The Global Fund – Advisor Class A
The Global Fund – Advisor Class C
The Global Fund – Institutional Class
The Paradigm Fund – No Load Class
The Paradigm Fund – Advisor Class A
The Paradigm Fund – Advisor Class C
The Paradigm Fund – Institutional Class
The Medical Fund – No Load Class
The Medical Fund – Advisor Class A
The Medical Fund – Advisor Class C
The Medical Fund – Institutional Class
The Small Cap Opportunities Fund – No Load Class
The Small Cap Opportunities Fund – Advisor Class A
The Small Cap Opportunities Fund – Advisor Class C
The Small Cap Opportunities Fund – Institutional Class
The Market Opportunities Fund – No Load Class
The Market Opportunities Fund – Advisor Class A
The Market Opportunities Fund – Advisor Class C
The Market Opportunities Fund – Institutional Class
The Alternative Income Fund -- No Load Class
The Alternative Income Fund – Advisor Class A
The Alternative Income Fund – Advisor Class C
The Alternative Income Fund – Institutional Class
The Multi-Disciplinary Fund – No Load Class
The Multi-Disciplinary Fund – Advisor Class A
The Multi-Disciplinary Fund – Advisor Class C
The Multi-Disciplinary Fund – Institutional Class
The Kinetics Spin-off and Corporate Restructuring Fund – No Load Class
The Kinetics Spin-off and Corporate Restructuring Fund – Advisor Class A
The Kinetics Spin-off and Corporate Restructuring Fund – Advisor Class C
The Kinetics Spin-off and Corporate Restructuring Fund – Institutional Class

Execution Version

Amended Exhibit A (continued)
to the Fund Administration Servicing Agreement – Kinetics Mutual Funds, Inc.
Administration Services – Annual Fee Schedule – Feeder Funds
at June 30, 2009

Annual fee:

4 basis points on the first $1 Billion
2.0 basis points on the next $6 Billion
1.5 basis points on the balance

Minimum Annual Fee: $800,000 Note:  Minimum is based on the combined fees for both the Master Portfolios and the Feeder Funds which includes out-of-pocket technology charge of $25,000 per quarter.
Multi-Disciplinary Fund – tax review of quarterly distributions: $500 per quarter

Plus out-of-pocket expense reimbursements, including but not limited to:
Postage
Programming
Stationery
Proxies

Out-of-pocket expenses reimbursements
Retention of records
Special reports
Federal and state regulatory filing fees
Certain insurance premiums
Expenses form board of trustees meetings
Auditing and legal expenses
All other out-of-pocket expenses
Fees are billed monthly

Execution Version